As filed with the Securities and Exchange Commission on November 13, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

New Mountain Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	27-2978010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.250% Notes due 2028	The Nasdaq Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-269186
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.Description of the Registrant’s Securities to be Registered
The securities to be registered hereby consist of the 8.250% Notes due 2028 (the “Notes”) of New Mountain Finance Corporation, a Delaware corporation (the “Registrant”). The Notes are expected to be listed on the Nasdaq Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “NMFCZ.”
For a description of the Notes, reference is made to (i) the information set forth in the section captioned “Description of Debt Securities” in the Registrant’s Registration Statement on Form N-2 (File No. 333-272060) (including the information incorporated or deemed to be incorporated by reference therein, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the section captioned “Description of the Notes” in the Registrant’s prospectus supplement dated November 6, 2023, as filed with the Commission on November 6, 2023 pursuant to Rule 424(b)(2) under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated herein by reference.
Item 2.Exhibits
Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1
Amended and Restated Certificate of Incorporation of New Mountain Finance Corporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q filed on August 11, 2011).

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of New Mountain Finance Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed in August 25, 2011).

3.3	Amended and Restated Bylaws of New Mountain Finance Corporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q filed on August 11, 2011).

4.1
Indenture by and between the Company and U.S. Bank National Association, as trustee, dated August 20, 2018 (incorporated by reference to Exhibit (d)(6) to the Registrant’s Registration Statement on Form N-2 Post-Effective Amendment No. 3 (File No. 333-218040) filed on August 20, 2018).

4.2
Fourth Supplemental Indenture between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, relating to the 8.250% Note due 2028 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 13, 2023).

4.3	Form of Global Note with respect to the 8.250% Notes due 2028 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on November 13, 2023).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 13, 2023

New Mountain Finance Corporation

By:	/s/ Joseph W. Hartswell
Name:	Joseph W. Hartswell
Title:	Chief Compliance Officer and Corporate Secretary